Exhibit 10.3

CHANGE OF CONTROL AGREEMENT

This CHANGE OF CONTROL AGREEMENT (this “Agreement”) is entered into by and between INTERCEPT, INC., a Georgia corporation (the “Company”), and [employee name] (Employee), as of June 1, 2004.

In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that on the date set forth above:

1.	Termination.

a. If the Company terminates the Employee at any time following a Change in Control other than for Cause, or the Employee terminates his employment for any reason after 30 days following a Change in Control, the Company shall pay to the Employee in cash an amount equal to twelve months’ salary.

b. The severance pay provided for in this Agreement shall be in lieu of any other severance or termination pay to which the Employee may be entitled under any Company severance or termination plan, program, practice or arrangement. The Employee’s entitlement to any other compensation or benefits shall be determined in accordance with the Company’s employee benefit plans and other applicable programs, policies and practices then in effect.

c. Notwithstanding anything to the contrary in any other Agreement, all of Employee’s outstanding unexercised options shall vest immediately and become exercisable upon the occurrence of a Change in Control, and shall remain outstanding and exercisable for the remainder of their term.

d. The termination of the Employee’s employment shall be for “Cause” if it is the result of:

(i) the commission or omission of an act by the Employee of a willful or negligent act which causes harm to the Company;

(ii) the conviction of the Employee for the commission or perpetration by the Employee of any felony or any act of fraud.

e. A “Change in Control” shall mean the occurrence during the Term of any of the following events:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1034 (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the

1934 Act) of 40% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (2) the Company or any Subsidiary, or (3) any Person in connection with a “Non-Control Transaction” (as hereinafter defined).

(ii) The individuals who, as of the date of this Agreement, are members of the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that if the election, or nomination for election by the company’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest “) including a reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) Approval by shareholders of the Company of:

(A) A merger, consolidation or reorganization involving the Company, unless

(1) the shareholders of the Company, immediately before such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation.

(B) A liquidation or dissolution of the Company; or

(C) An agreement for the sale or other disposition of all or substantially all of the business or assets of the Company to any Person (other than a transfer to a Subsidiary); or

(D) A change in the CEO of the Company from the person in that position on the date that this Agreement is executed.

(iv) Notwithstanding anything contained in this Agreement to the contrary, if the Employee’s employment is terminated prior to a Change in Control and the Employee reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a “Third Party”) or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Employee shall mean the date immediately prior to the date of such termination of the Employee’s employment.

            2.         Miscellaneous

a. Successors; Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee’s legal personal representative.

b. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

c. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

d. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any,

understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

e. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, and the Employee has signed and sealed this Agreement, effective as of the date first above written.

INTERCEPT, INC.

By:_______________________________
John Collins
Chairman and CEO

EMPLOYEE

_________________________________ [employee name]

Schedule of Change of Control Agreements

        Applicable SEC rules provide that in any case where two or more indentures, contracts, franchises, or other documents required to be filed as exhibits are substantially identical in all material respects except as to the parties thereto, the dates of execution, or other details, the registrant need file a copy of only one of such documents, with a schedule identifying the other documents omitted and setting forth the material details in which such documents differ from the document a copy of which is filed.

        On June 1, 2004, InterCept, Inc. entered into a Change of Control agreement with certain executive officers of InterCept. The Change of Control agreements between InterCept and its executive officers are identical except for the name of the executive officer. This Schedule identifies the names of each executive officer who entered into a Change of Control agreement.

Name	Month

Carole M. Collins	12
Jonathan R. Coe	12
Jeffery E. Berns	12
Denise C. Saylor	12
Michael D. Sulpy	12